Exhibit 99.1

Protagonist Reports First Quarter 2024 Financial Results and Provides Corporate Update

Entered into a worldwide license and collaboration agreement for rusfertide with Takeda; Cash runway extended through Q4 20271

Enrollment in both Phase 3 ICONIC LEAD and ICONIC TOTAL trials of JNJ-2113 in patients with moderate to severe psoriasis is now complete

Data from the Phase 2b FRONTIER 2, a 52-week long term extension study of JNJ-2113 presented at the American Academy of Dermatology 2024 Annual Meeting in March

Expect to nominate a development candidate from oral IL-17 program by end of 2024

Two articles published in the New England Journal of Medicine reporting results from the Phase 2b FRONTIER 1 study with JNJ-2113 and the Phase 2 REVIVE study with rusfertide

NEWARK, Calif., May 7, 2024 – Protagonist Therapeutics (Nasdaq: PTGX) (“Protagonist” or “the Company”) today reported financial results for the first quarter ended March 31, 2024, and provided a corporate update.

“The first quarter of 2024 was an extremely busy and productive time for Protagonist,” said Dinesh V. Patel, Ph.D., the Company’s President and CEO. “We announced a transformational partnership with Takeda to develop and commercialize rusfertide that allows us to reinvest in our core competency in peptide therapeutics and expand our efforts to create a new pipeline of potential blockbusters and highly differentiated development candidates. We expect to nominate an oral IL-17 antagonist development candidate this year from our internal discovery efforts.”

Dr. Patel continued: “We are very pleased with our continued collaboration with Johnson & Johnson and their efforts to position JNJ-2113 as a centerpiece of its immunology franchise with completion of the two Phase 3 trials in psoriasis expected by the end of the year. The Phase 2 results recently featured in New England Journal of Medicine and the 52-week long-term extension data presented at the American Academy of Dermatology conference show that JNJ-2113, the first and only targeted oral IL-23 receptor antagonist (IL23Ri) peptide, maintained skin clearance in moderate-to-severe plaque psoriasis patients through one year and has the potential to be a best-in-class oral agent for psoriasis. We look forward to its continued and expanded assessment across the spectrum of other IL-23-mediated diseases, including the results from the Phase 2b ANTHEM study in ulcerative colitis.”

1 Based on Cash, Cash Equivalents and Marketable Securities as of March 31, 2024, and including the $300m upfront payment received from the worldwide collaboration agreement with Takeda Pharmaceuticals in April 2024, but excluding all future milestones expected with respect to JNJ-2113 and rusfertide.

First Quarter 2023 Recent Developments and Upcoming Milestones

Rusfertide: Subcutaneous Injectable Hepcidin Mimetic for Polycythemia Vera (PV) and Other Blood Disorders

•	On January 31, 2024, the Company and Takeda announced a worldwide license and collaboration agreement for rusfertide. The Company received an upfront cash payment of $300 million in April 2024 and is eligible to receive up to $330 million in development, regulatory, and sales milestones, for a potential deal value of up to $630 million, as well as an equal share of profits and losses in the United States and royalties on net sales outside the U.S.

•	Under the terms of the agreement, Protagonist has the right to opt-out of the 50:50 profit share. In that event, the company would be eligible to receive additional cash payments of up to $400 million and enhanced milestones of up to $975 million, as well as royalties on worldwide net sales. Takeda would maintain full ex-U.S. rights under either scenario.

•	On February 21, 2024, the complete Phase 2 REVIVE trial results, including efficacy and safety, were published in the New England Journal of Medicine.

•	The Company expects to announce top-line data for the VERIFY study’s 32-week primary efficacy endpoint by the end of the first quarter of 2025.

JNJ-2113: Oral IL-23 Receptor Antagonist

•	On February 7, 2024, the JNJ-2113 Phase 2b FRONTIER 1 trial results in adults living with moderate-to-severe plaque psoriasis were published in the New England Journal of Medicine.

•	On March 11, 2024, the JNJ-2113 Phase 2b FRONTIER 2 long term extension study results in adults living with moderate-to-severe plaque psoriasis were presented as a late breaking oral presentation at the American Academy of Dermatology (AAD) 2024 Annual Meeting. The results demonstrated sustained efficacy and similar safety results from Week 16 to Week 52, consistent with the previously reported FRONTIER 1 16-week Phase 2b study.

•	The Phase 3 ICONIC LEAD and ICONIC TOTAL studies, which began in Q4 of 2023 and have a 16-week primary endpoint assessment, have now completed enrollment.[2]

•	The Phase 3 ICONIC ADVANCE 1 and ICONIC ADVANCE 2 studies, evaluating the safety and efficacy of JNJ-2113 compared with both placebo and deucravacitinib, began in Q1 2024, and are anticipated to be completed in Q1 2025[3].

•	The Phase 2b ANTHEM multicenter, randomized, placebo- controlled, dose-ranging study of JNJ-2113 for the treatment of moderately to severely active ulcerative colitis continues to enroll, with an estimated completion date of Q2 2025[4].

2 ICONIC-LEAD (NCT06095115) and ICONIC-TOTAL (NCT06095102)

3 ICONIC-ADVANCE 1 (NCT06143878) and ICONIC-ADVANCE 2 (NCT06220604)

4 ANTHEM (NCT06049017)

Discovery Programs

•	Protagonist announced an oral IL-17 discovery program in January 2024 with a development candidate expected to be announced by end of 2024.

•	The company is pursuing the discovery of novel oral peptides against various clinically validated biological targets in hematology, inflammation, and immunomodulatory and metabolic diseases.

First Quarter 2024 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2024, were $322.6 million as compared to $341.6 million as of December 31, 2023.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2024	2023
License and collaboration revenue	$254,953	$-
Research and development expense	$33,734	$27,416
General and administrative expense	$14,910	$8,605
Net income (loss)	$207,340	$(33,725)
Basic earnings (loss) per share	$3.41	$(0.67)
Diluted earnings (loss) per share	$3.26	$(0.67)

•	License and Collaboration Revenue: License and collaboration revenue of $255.0 million for March 31, 2024 consisted of: (i) $254.1 million of the $300.0 million transaction price for the Takeda Collaboration Agreement allocated to the rusfertide license delivered to Takeda upon effectiveness of the agreement on March 15, 2024, and (ii) $0.9 million allocated to development services provided by us under the agreement during the last two weeks of March 2024.

•	Research and Development ("R&D") Expenses: The increase in R&D expenses from the prior year was primarily due to an increase in rusfertide expenses related to the Phase 3 VERIFY clinical trial and an increase in pre-clinical and drug discovery research expenses.

•	General and Administrative ("G&A") Expenses: The increase in G&A expenses from the prior year was primarily due to $4.6 million in advisory and legal fees related to the Takeda collaboration and increases in stock-based compensation and other personnel-related expenses.

•	Income Tax Expense: Income tax expense of $3.3 million for the three months ended March 31, 2024, consisted of tax related to the upfront payment earned under the Takeda collaboration agreement.

•	Net Income (Loss): Net income was $207.3 million, or $3.41 per basic share and $3.26 per diluted share, for the first quarter of 2024 as compared to a net loss of ($33.7) million, or ($0.67) per basic and diluted share, for the first quarter of 2023.

About Protagonist

Protagonist Therapeutics is a biopharmaceutical company with peptide-based new chemical entities (NCEs) rusfertide and JNJ-2113 (formerly PN-235) in advanced stages of clinical development, both derived from the Company's proprietary technology platform. Protagonist and JNJ scientists jointly discovered PN-235 (now known as JNJ-2113) as part of Protagonist's Interleukin-23 receptor (IL-23R) collaboration with JNJ and followed it through IND-enabling pre-clinical and Phase 1 studies, with JNJ assuming responsibility for further clinical development. Rusfertide, a mimetic of the natural hormone hepcidin, is the Company's lead drug candidate currently in a global Phase 3 development program. The randomized portion of the Phase 2 REVIVE study was unblinded, showing positive results and is now complete, with an open-label extension underway. The global Phase 3 VERIFY study of rusfertide in polycythemia vera is ongoing.  Rusfertide will be co-developed and co-commercialized with Takeda pursuant to a worldwide collaboration and license agreement with Takeda entered into in January 2024 and became effective in March 2024. More information on Protagonist, its pipeline drug candidates and clinical studies can be found on the Company's website at www.protagonist-inc.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the potential benefits of JNJ-2113 and rusfertide, the timing of JNJ-2113 and rusfertide clinical trials, and timing of developments in our discovery programs. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "may," "will," "expect," or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, our ability to earn milestone payments under our collaboration agreements with Janssen and Takeda, our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates. Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading "Risk Factors" contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Relations Contact Corey Davis, Ph.D. LifeSci Advisors cdavis@lifesciadvisors.com +1 212 915 2577	Media Relations Contact Virginia Amann ENTENTE Network of Companies virginiaamann@ententeinc.com +1 833 500 0061

PROTAGONIST THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(Amounts in thousands except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
License and collaboration revenue	$254,953	$-
Operating expenses:
Research and development (1)	33,734	27,416
General and administrative (1)	14,910	8,605
Total operating expenses	48,644	36,021
Income (loss) from operations	206,309	(36,021)
Interest income	4,376	2,491
Other expense, net	(19)	(195)
Income (loss) before income tax expense	210,666	(33,725)
Income tax expense	(3,326)	-
Net income (loss)	$207,340	$(33,725)
Net income (loss) per share, basic	$3.41	$(0.67)
Net income (loss) per share, diluted	$3.26	$(0.67)
Weighted-average shares used to compute net income (loss) per share, basic	60,855,689	50,573,650
Weighted-average shares used to compute net income (loss) per share, diluted	63,595,328	50,573,650

(1) Amount includes non-cash stock-based compensation expense.

PROTAGONIST THERAPEUTICS, INC.
Stock-based Compensation

(In thousands)

	Three Months Ended
	March 31,
	2024	2023
Research and development	$5,288	$4,582
General and administrative	4,064	3,002
Total stock-based compensation expense	$9,352	$7,584

PROTAGONIST THERAPEUTICS, INC.
Selected Consolidated Balance Sheet Data
(In thousands)

	March 31,	December 31,
	2024	2023
Cash, cash equivalents and marketable securities	$322,635	$341,617
Receivable from collaboration partner	300,043	10,000
Working capital	587,643	334,303
Total assets	629,276	357,951
Accumulated deficit	(408,370)	(615,710)
Total stockholders' equity	560,444	336,677